As filed with the Securities and Exchange Commission on July 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2081753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

(800) 355-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David DeStefano

President, Chief Executive Officer and Chairperson

Vertex, Inc.

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

(800) 355-3500

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe

Joel H. Trotter

William K. Hackett

Latham & Watkins LLP

555 Eleventh Street, NW

Washington DC 20004

(202) 637-2200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ⌧
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ◻

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 15, 2022.

PROSPECTUS

VERTEX, INC.

36,197,237 Shares of Class A Common Stock

This prospectus relates to the resale, from time to time, of up to 36,197,237 shares of our Class A common stock, or the shares, by the selling securityholders identified in this prospectus, or the selling securityholders.

We will not receive any proceeds from the sale of the shares of Class A common stock by the selling securityholders. The selling securityholders may resell or dispose of the Class A common stock at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. The selling securityholders will each bear their respective commissions and discounts, if any, attributable to the sale or disposition of their shares. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of Class A common stock by the selling securityholders.

INVESTING IN OUR SECURITIES INVOLVES RISKS.  SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “VERX.” On July 13, 2022, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $10.51 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  By using a shelf registration statement, the selling securityholders may, from time to time, sell the shares in one or more offerings as described in this prospectus. When the selling securityholders offer and sell the shares, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospectus may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Vertex,” the “Company,” “Registrant,” “we,” “our,” “us” and “our company” in this prospectus, we mean Vertex, Inc., a Delaware corporation, unless otherwise specified.  When we refer to “you,” we mean the potential holders of the applicable series of securities.

VERTEX™, O Series™ and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear with the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in Section 27A of the Securities Act and, as applicable, Section 21E of the Exchange Act. All statements other than statements of historical facts contained, or incorporated by reference in, this prospectus, may be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.

Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

You should read this prospectus and the documents referred to herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC.  The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.  The address of that website is http://www.sec.gov.

Our web site address is www.vertexinc.com.  The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement.  The full registration statement may be obtained from the SEC or us, as provided below.  Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2022.
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 10, 2022.
•	Our Current Reports on Form 8-K filed with the SEC on March 9, 2022 and June 16, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Vertex, Inc.

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

(800) 355-3500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Our company delivers comprehensive tax solutions that enable global businesses to transact, comply and grow with confidence. Companies with complex tax operations rely on our company to automate their end-to-end indirect tax processes. Indirect tax is the largest corporate tax category, encompassing sales tax, seller's use tax, consumer use tax and VAT, among others.

Our software, content and services address the increasing complexities of global commerce and compliance by reducing friction, enhancing transparency and enabling greater confidence in meeting indirect tax obligations. As a result, our software is ubiquitous within our customers' business systems, touching nearly every line item of every transaction that an enterprise can conduct. We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on July 28, 2020.

Our principal executive offices are located at 2301 Renaissance Blvd, King of Prussia, Pennsylvania 19406, and our telephone number is (800) 355-3500. Our web site address is www.vertexinc.com.  The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

THE OFFERING

6,197
Issuer	Vertex, Inc.

Shares of Class A Common Stock Offered by the Selling Securityholders	Up to 36,197,237 shares.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the selling securityholders.

Market for Class A Common Stock	Our Class A common stock is listed on the Nasdaq Global Market under the symbol “VERX.”

Risk Factors

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks.  You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock.  This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC.  See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, $0.001 par value; and
•	30,000,000 shares of preferred stock, $0.001 par value.

We have two classes of authorized common stock: Class A common stock and Class B common stock. As of July 13, 2022, the we had (i) 48,680,150 shares of Class A common stock outstanding; (ii) 101,307,000 shares of Class B common stock outstanding; and (iii) no shares of preferred stock outstanding.

Common Stock

The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights. Our common stock consists of 450,000,000 shares, par value $0.001 per share, which is divided into: (i) 300,000,000 shares of Class A common stock; and (ii) 150,000,000 shares of Class B common stock.

Voting Rights

Holders of shares of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Class B common stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Our amended and restated certificate of incorporation provides that so long as any shares of Class B common stock remain outstanding, the Company shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or our amended and restated certificate of incorporation, whether by amendment, or through merger, consolidation or otherwise, amend, alter, change, repeal or adopt any provision of our amended and restated certificate of incorporation inconsistent with, or otherwise alter or change, any of the voting, conversion, dividend or liquidation provision of the shares of Class B common stock or other rights, powers, preferences or privileges of the shares of Class B common stock.

Our amended and restated certificate of incorporation also requires, so long as any shares of Class B common stock remain outstanding, the prior approval of a majority of the outstanding shares of Class B common stock for any change of control transaction.

In addition, Delaware law would require either holders of our Class A common stock or our Class B common stock to vote separately as a class in the following circumstances:

•	if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of the shares of such class of stock; and
•

if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of the shares of such class of stock in a manner that affects them adversely.

Economic Rights

Dividend. Any dividend or distributions paid or payable to the holders of shares of Class A common stock and Class B common stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class; provided, however, that if a dividend or distribution is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of the Class A common stock shall receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock shall receive Class B common stock (or rights to acquire shares of Class B common stock).

Liquidation.  In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class B common stock unless disparate treatment is approved by the affirmative move of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, then the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.

No Preemptive or Similar Rights

Holders of shares of our common stock do not have preemptive, subscription or redemption rights, except as otherwise provided in the Third Amended and Restated Stockholders' Agreement entered into by Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal (the “Stockholders’ Agreement”). There will be no redemption or sinking fund provisions applicable to our common stock.

Conversion

Each outstanding share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. Each share of our Class B common stock will convert automatically into one share of our Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to other Class B stockholders, members of our founder's family, trusts and foundations primarily for the benefit of members of our founder's family, and partnerships, corporations, and other entities exclusively owned by members of our founder's family; provided that, in each case, voting control with respect to the transferred shares of Class B common stock is retained by the transferring holder, members of our founder's family, a trustee of a trust primarily for the benefit of members of our founder's family or another fiduciary who is selected and may be replaced by the transferring holder. Each share of our Class B common stock will also convert automatically into one share of our Class A common stock if the voting power of all then-outstanding shares of our Class B common stock comes to represent less than ten percent of the combined voting power of all shares of our then-outstanding common stock. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Our preferred stock consists of 30,000,000 shares, par value $0.001 per share.

Registration Rights

There are no registration rights, except as otherwise provided in the Stockholders' Agreement. For more information about the Stockholders’ Agreement, see "Certain Relationships and Related Party Transactions—Stockholders' Agreement" in our Form 10-K filed with the SEC on March 16, 2022, which further incorporates by reference the relevant information from our definitive Proxy Statement for our 2022 Annual Meeting of Shareholders on Schedule 14A, filed with the SEC on April 27, 2022.

Exclusive Jurisdiction

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, any action asserting a claim governed by the internal affairs doctrine or any action asserting a claim arising pursuant to the General Corporation Law of the State of Delaware.

Our amended and restated certificate of incorporation also provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. However, the enforceability of similar exclusive forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act) in other companies' organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether other courts would enforce the exclusive forum provisions in our certificate of incorporation. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation contains provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. So long as the holders of shares of our Class B common stock hold at least a majority of the voting power of the outstanding shares of our common stock, directors may be removed from our board of directors with or without cause by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote. If the holders of shares of our Class B common stock no longer hold at least a majority of the voting power of the outstanding shares of our common stock, directors may only be removed from our board of directors for cause by the affirmative vote of the holders of a majority in voting power of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action; Special Meeting of Stockholders

Our amended and restated certificate of incorporation provides that for so long as the holders of shares of Class B common stock hold at least a majority of the voting power of the outstanding shares of our common stock, our stockholders will be able to take actions by consent in lieu of a meeting, and, if the holders of shares of Class B common stock no longer hold at least a majority of the voting power of the outstanding shares of our common stock, our stockholders will not be able to take action by consent for any matter and may only take action at annual or special meetings. As a result, if the holders of shares of Class B common stock no longer hold at least a majority of the voting power of the outstanding shares or our common stock, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws, unless previously approved by our board of directors. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or, for so long as any shares of Class B common stock remain outstanding, the holders of at least one third of the outstanding shares of our Class B common stock, thus limiting the ability of a stockholder to call a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our amended and restated bylaws establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of the holders of a majority in voting power of the shares entitled to vote is required to amend a corporation's certificate of incorporation, unless a corporation's certificate of incorporation requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders a majority of the votes which all our stockholders would be eligible to cast in an election of directors.

Delaware Anti-Takeover Statute

In general, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder, unless:

•

the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of the stockholders.

In general, Section 203 defines a "business combination" to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an "interested stockholder" as a person who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation within three years did own, 15% or more of the corporation's outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of our company.

Under our amended and restated certificate of incorporation, we have opt out of Section 203 of the DGCL and will therefore not be subject to Section 203, unless and until (i) Section 203 by its terms would, but for the relevant provisions in our amended and restated certificate of incorporation, apply to us and (ii) no holder of shares of Class B common stock owns (as defined in Section 203) shares of our capital stock representing as least 15% of the voting power of all the then-outstanding shares of capital stock of ours; if at any time those criteria are met, we would thereafter be subject to Section 203.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation will, to the extent permitted by Delaware law, renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. Notwithstanding the foregoing, our amended and restated certificate of incorporation will not renounce our interest in any business opportunity that is expressly offered to an officer, director, stockholder or affiliate solely in their capacity as an officer, director or stockholder (or affiliate thereof).

Limitation on Liability of Directors and Indemnification

Our amended and restated certificate of incorporation and amended and restated bylaws limits our directors' and officers' liability to the fullest extent permitted under the DGCL. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director's or officer's duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the General Corporation Law of the State of Delaware; or
•	for any transaction from which a director or officer derives an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses, including reasonable attorney's fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, we are party to certain indemnification agreements pursuant to which we have agreed to indemnify the employees who are party thereto.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock are Equiniti Trust Company.

Listing

Our Class A common stock is listed on Nasdaq Global Market under the symbol "VERX."

SELLING SECURITYHOLDERS

On July 28, 2020, in connection with our initial public offering, we effected a 3-for-1 forward split of our common stock, adopted our amended and restated certificate of incorporation, and completed a reclassification of our then existing share capital, pursuant to which each share of our common stock outstanding immediately prior to the reclassification became one share of Class B common stock, except for 172,500 shares of our non-voting stock that were held by individuals other than the selling securityholders, which were reclassified as Class A common stock. This prospectus relates to the possible resale by the selling securityholders of up to 36,197,237 shares of Class A common stock that were obtained, or may in the future be obtained, upon the conversion of the shares of Class B common stock initially issued to the selling securityholders in connection with this reclassification.

The following table sets forth, as of the date of this prospectus, (i) the names of the selling securityholders, (ii) the number of shares by Class B common stock held by such selling securityholders prior to the exchange of such shares by them for Class A common stock, (iii) the number of shares of Class A common stock prior to any exchange by them of shares of Class B common stock, (iv) the aggregate number of shares of Class A common stock that will be owned by such selling securityholders after the exchange of all Class B common stock held by them and this offering. The percentage ownership of shares of Class A common stock is based on 48,680,150 shares of Class A common stock issued and outstanding as of July 13, 2022.

The selling securityholders may not sell any shares of our Class A common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders in a subsequent prospectus supplement.  However, the selling securityholders may sell or transfer all or a portion of their shares of our Class A common stock pursuant to any available exemption from the registration requirements of the Securities Act.

Name of Selling	Shares Beneficially Owned Before the Offering		Shares to be Sold in this Offering	Shares of Class A Common Stock Beneficially Owned Following Exchange and this Offering
Securityholder(1)	Class A	Class B	Class A	Number	%
Jeffrey R. Westphal(2)	16,607,895.000	9,905,286.237	26,205,286.237	307,895.000	*
Jenifer R. Westphal(3)	1,345,950.000	879,000.000	2,224,950.000	–	*
Anne Marie Westphal(4)	–	2,307,547.706	2,307,547.706	–	*
Kyle Westphal(5)	–	2,589,000.000	2,589,000.000	–	*
Jacob Westphal(6)	–	2,589,000.000	2,589,000.000	–	*
Nicholas A. Shuhan(7)	–	281,452.294	281,452.294	–	*

*	Less than 1%
(1)

Each of the Selling Securityholders is a party to that certain Third Amended and Restated Stockholders’ Agreement, dated as of July 28, 2020, by and among the Company and the Selling Securityholders and associated trusts party thereto (the “Stockholders’ Agreement”).

(2)

Includes (i) 7,895 shares of Class A common stock and 49,000 shares of Class B common stock held of record by Jeffrey Westphal, (ii) 16,300,000 shares of Class A common stock and 8,370,286.237 shares of Class B common stock held of record by The 2009 Jeffrey R. Westphal Generation‐Skipping Trust, (iii) 1,153,756 and 332,244 shares of Class B common Stock held of record by The Rainer J. Westphal 2007 Separate Exempt Trust FBO Jeffrey Westphal and The Rainer J. Westphal 2007 Separate Non-Exempt Trust FBO Jeffrey Westphal, respectively and (iv) 300,000 shares of Class A Common Stock held by a nonprofit family foundation over which Mr. Westphal exercises investment control. Mr. Westphal formerly served as a director and executive officer of the Company.

(3)	Represents shares held by The 2009 Jeffrey R. Westphal Generation Skipping Trust Sub-Trust for Jenifer R. Westphal, of which Jenifer Westphal is the trustee.
(4)	Represents shares held of record by the Item Second Irrevocable Trust FBO Anne Marie Westphal u/a of Jeffrey R. Westphal dated 10/05/2001, of which Anne Marie Westphal is a trustee.
(5)	Represents shares held of record by the Item Second Irrevocable Trust FBO Kyle R. Westphal u/a of Jeffrey R. Westphal dated 10/05/2001, of which Kyle Westphal is a trustee.
(6)	Represents shares held of record by the Item Second Irrevocable Trust FBO Jacob J. Westphal u/a of Jeffrey R. Westphal dated 10/05/2001, of which Jacob Westphal is a trustee.
(7)	Represents shares held of record by the 2020 Irrevocable Trust for Benefit of Nicholas A. Shuhan, of which Nicholas Shuhan is a trustee.

PLAN OF DISTRIBUTION

We are registering 37,197,237 shares of Class A common stock for possible sale by the selling securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The shares of Class A common stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. As used in this prospectus, “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The selling securityholders may dispose of their shares by one or more of, or a combination of, the following methods:

•	distributions to members, partners, securityholders or other equityholders of the selling securityholders;
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the NYSE;
•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Class A common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of our Class A common stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell shares of our Class A common stock short and redeliver the shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Subject to the provisions of the Stockholders’ Agreement, the selling securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Vertex.  Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$33,286
Printing expenses	$15,000
Legal fees and expenses	$125,000
Accounting fees and expenses	$35,000
Miscellaneous	$1,714
Total	$210,000

*	To be filed by amendment.

Item 15.Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.  Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or agents to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our amended and restated certificate of incorporation and amended and restated bylaws limits our directors' and officers' liability to the fullest extent permitted under the DGCL. Specifically, our directors and officers will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director's or officer's duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the General Corporation Law of the State of Delaware; or
•	for any transaction from which a director or officer derives an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses, including reasonable attorney's fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, we are party to certain indemnification agreements pursuant to which we have agreed to indemnify the employees who are party thereto

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We have entered into indemnification agreements with all of our directors and executive officers.

Item 16.Exhibits

Exhibit Number	Description
3.1	Form of Amended and Restated Certificate of Incorporation of Vertex, Inc. (filed as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1/A, filed July 20, 2020, File No. 333-239644).
3.2	Form of Amended and Restated Bylaws of Vertex, Inc. (filed as Exhibit 3.2 to Registrant’s Registration Statement on Form S-1/A, filed July 20, 2020, File No. 333-239644).
4.1	Specimen Stock Certificate evidencing the shares of Class A common stock (filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1/A, filed July 24, 2020, File No. 333-239644).
4.2	Form of Third Amended and Restated Stockholders' Agreement. (filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1/A, filed July 24, 2020, File No. 333-239644).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Crowe LLP, independent registered public accounting firm.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table.

Item 17.Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on July 15, 2022.

Vertex, Inc.

By:	/s/ DAVID DESTEFANO
David DeStefano
Chief Executive Officer, President, and Chairman of the Board of Directors

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints David DeStefano and John Schwab, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID DESTEFANO David DeStefano	Chief Executive Officer, President, and Chairman of the Board of Directors (Principal Executive Officer)	July 15, 2022

/s/ JOHN SCHWAB John Schwab	Chief Financial Officer (Principal Financial Officer)	July 15, 2022

/s/ LISA BUTLER Lisa Butler	Chief Accounting Officer (Principal Accounting Officer)	July 15, 2022

/s/ ERIC ANDERSEN	Director	July 15, 2022

Eric Andersen

/s/ BRADLEY GAYTON	Director	July 15, 2022

Bradley Gayton

/s/ KEVIN ROBERT	Director	July 15, 2022

Kevin Robert

/s/ PHILIP SAUNDERS	Director	July 15, 2022

Philip Saunders

/s/ J. RICHARD STAMM	Director	July 15, 2022

J. Richard Stamm

/s/ AMANDA WESTPHAL RADCLIFFE	Director	July 15, 2022

Amanda Westphal Radcliffe

/s/ STEFANIE WESTPHAL THOMPSON	Director	July 15, 2022

Stefanie Westphal Thompson